PURCHASE AGREEMENT

Merendon International, Inc.
A Nevada Corporation

2,000,000 Units
Par Value, $0.001

1200 - 543 Granville Street
Vancouver, B. C.
Canada V6C 1X8

March 15, 2000

TABLE OF CONTENTS
1.	UNITS PURCHASE..	1
	1.1 Purchase of Units	2
	1.2 Consideration..	2
	1.3 Wire Transfer Instructions.	2
2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
	2.1 Due Organization: Good Standing and Corporate Power	2
	2.2 Authorization	2
	2.3 No Conflict: No Consents or Approvals Required.	3
3	REPRESENTATIONS AND WARRANTIES OF PURCHASER	3
	3.1 Authorization	3
	3.2 Purchase Entirely for Own Account.	3
	3.3 Receipt of Information	4
	3.4 Available Information..	4
	3.5 Investment Experience..	4
	3.6 Risks In An Investment In The Company	4
	3.7 Restricted Securities..	5
	3.8 Legends	5
	3.9 Residence	5
4.	POTENTIAL RESTRICTIONS ON TRANSFERABILITY OF SECURITIES	5
	4.1 Potential Restrictions on Transferability..	5
	4.2 Notice of Proposed Transfer.	5
5.	MISCELLANEOUS	6
	5.1 Entire Agreement	6
	5.2 Survival of Warranties	6
	5.3 Successors and Assigns	6
	5.4 Governing Law	6
	5.5 Counterparts	6
	5.6 Titles and Subtitles.	6
	5.7 Notices..	7
	5.8 Amendments and Waivers	7
	5.9 Severability..	7

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement"), is made on the 15st day of March 2000

BETWEEN	Merendon International, Inc. (The Company)
A Nevada Corporation
AND:	LOUIS R. APPLETON
("Purchaser")

Reference to dollars in this Agreement shall mean United States dollars.

WITNESSETH

WHEREAS, the Company, quoted on the National Quotation Bureau (NQB) of the United States of America with its symbol of MERI, desires to sell up to 2,000,000 units in the aggregate at $1.00 per unit to certain qualified investors, each unit consists of one share of the Company's common stock, and two warrants - one warrant shall entitle the holder to purchase one share of the Company's common stock at the price of $2.00 within eighteen (18) months, and one warrant shall entitle the holders to purchase one share of the Company's common stock at the price of $5.00 within thirty (30) months.

WHEREAS, the Purchaser has represented that the Purchaser is a knowledgeable, sophisticated, investor who has experience in investing in development stage companies and desires to purchase the units of the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. UNITS PURCHASE

1.1 Purchase Of Units.

Upon the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser. Each Unit consists of one share of the Company's common stock, and two warrants - one warrant shall entitle the holder to purchase one share of the Company's common stock at the price of $2.00 within eighteen (18) months, and one warrant shall entitle the holder to purchase one share of the Company's common stock at the price of $5.00 within thirty (30) months.

1.2 Consideration.

In consideration of the purchase referenced herein Section 1.1, the Purchaser hereby agrees to pay to the Company $1.00 per unit in immediately available United States Dollars, for an aggregate amount of US$50,000.00.

1.3 Wire Transfer Instructions.

The consideration provided for in Section 1.2 above should be wired and transferred to or a certified cheque delivered to the Company.

Merendon International, Inc.
TD Bank Financial Group
499 Granville & Pender Streets
Vancouver, British Columbia
V6C 1V3
ABA No: 026009593
Bank Account No: 7309737

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that:

2.1 Due Oranization: Good Standing and Corporate Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business, and to own, lease and operate any properties related to such business. For purposes of this Agreement, a "Material Adverse Effect" shall mean an event that could reasonably be expected to have a material adverse effect on the business of the Company, or on its results of operations, properties or financial condition; for purposes of this definition, any event which reasonably could be expected to result in a potential liability to the Company either individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000) will be deemed to have a Material Adverse Effect.

2.2 Authorization.

2.2.1 All corporate action on the part of the Company, and its officers and directors necessary for the sale and issuance of the Units pursuant hereto and the performance of the Company's obligations hereunder has been taken.

2.2.2 The Units When issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and if a non-resident of the United States will be free of restrictions on transfer other than restrictions on transfer under this Agreement and, if applicable, under the securities laws of the State of Nevada.

2.3 No Conflict: No Consents or Approvals Required.

Neither the execution and delivery of this Agreement by the Company, nor the Consummation by the Company of the transactions contemplated hereby will:

2.3.1 Conflict with or violate any provision of the Certificate of-Incorporation or Bylaws of the Company;

2.3.2 Conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or by which it or any of its properties or assets are bound or affected; or

2.3.3 Conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of any lien, charge or encumbrance on any of the respective properties or assets of it pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or Company or any of its properties or assets if bound or affected.

3 REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants that:

3.1 Authorization.

All action on the part of the Purchaser, and if the Purchaser is a corporation, its officers, directors and stockholders, necessary for the purchaser of the units pursuant hereto and the performance of the Purchaser's obligations hereunder has been taken.

3.2 Purchase Entirely for own Account.

This Agreement is made with the Purchaser in reliance upon such Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Units to be purchased by the Purchaser will be acquired for investment purposes for the Purchaser's own account.

3.3 Receipt of Information.

The Purchaser believes that it has received the information it considers necessary or appropriate for deciding whether to purchase the Units. The Purchaser further represents that it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units hereby, and the business, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has access.

3.4 Available Information.

The Purchaser represents that an Offering Memorandum and Business Plan from the Company has been made available to him/her and accompanied the receipt of this Purchase Agreement.

3.5 Investment Experience.

The Purchaser represents that it is experienced in evaluating and investing in securities of companies in the development stage, acknowledges that there many risks are involved in an investment in the Company and that it is able to fend for itself, can bear the economic risk of the investment including the risk that it may lose its entire investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company.

3.6 Risks In An Investment In The Company.

The Purchaser understands and acknowledges: that there may be significant risks involved in an investment of the units hereby including, but not limited to; that the primary asset of the Company is the collaborative agreement between MultiCyber Internet Ltd. (MultiCyber) and Shanghai Information Town Co., Ltd. (SIT) and the attached feasibility study and business plan for the Joint Venture Project - Shanghai Broadband Information Services; that the Company is a development stage company intending to capitalize the huge business opportunities available in the fast growing Internet market in China; that the development of the Company's joint venture project with SIT will require additional capital which may not be available to the Company; that there are many risks in conducting business in China, especially where the legal system is currently being restructured.

3.7 Restricted Securities.

The Purchaser understands that if the Purchaser is a United States resident, that certain states may impose restrictions that limit the ability of the Common Stock to be sold, transferred, or otherwise disposed of without registration under federal and state securities laws.

3.8 Legends.

To the extent applicable under federal and state securities laws, a legend will be affixed to Purchaser's certificate stating that it may not be sold, transferred, assigned, pledged or hypothecated absent registration under federal and state securities law or an exemption therefrom.

3.9 Residence.

The Purchaser represents that he, she or it is a resident of the country indicated at the address set forth Section 5.7 and has not moved to such address for the purpose of this investment.

4. POTENTIAL RESTRICTIONS ON TRANSFERABILITY OF UNITS

4.1 Potential Restrictions on Transferability.

The Units held by certain United States investors, under certain circumstances, may not be transferable, except upon the conditions specified in Section 4. A United States Purchaser will cause any successor or proposed transferee of their Units to agree to take and hold such Units subject to the conditions specified in Section 4, if applicable. The United States Purchaser acknowledges the potential restrictions upon its right to transfer the Units set forth in Section 4.

4.2 Notice of Proposed Transfer.

4.2.1 Prior to any proposed transfer of any of the Units held by a United States Purchaser said Purchaser shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Units may be effected without registration under the federal or state securities laws, whereupon the holder of such units shall be entitled to transfer such Units, subject to the restrictions contained in this Agreement, in accordance with the terms of the notice delivered by the holder to the Company.

5. MISCELLANEOUS

5.1 Entire-Agreement.

This agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

5.2 Survival Of Warranties.

The warranties, representation, and covenants of the Company and the Purchaser, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

5.3 Successors And Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada of United States of America.

5.5 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6 Titles And Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7 Notices

All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service or three (3) days after deposit in the U. S. Mail, certified with postage prepaid, addressed as follows:

If to Company:
Merendon International, Inc.
1200 - 543 Granville Street
Vancouver, British Columbia
Canada V6C 1X8

If to Purchaser:

Or to such other address as a party may designate by five (5) days prior written notice to the other party.

5.8 Amendments And Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any Amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of such securities and the Company.

5.9 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this agreement and the balance of the Agreement shall be excluded form this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
Merendon International, Inc.
By: /s/ signed

PURCHASER:
By: /s/ Louis Rock Appleton

I, Louis Rock Appleton, the Purchaser who signed this Purchase Agreement has received an Offering Memorandum attached with this Purchase Agreement, and has read the Offering Memorandum carefully. The decision to purchase said Units through this Purchase Agreement is made solely by myself.